UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of March 31, 2015, Liberty Global plc indirectly owned 56.8% of Telenet Group Holding NV (Telenet). Telenet International Finance S.à r.l., a wholly-owned subsidiary of Telenet, together with certain other subsidiaries of Telenet, is a party to the senior credit facility agreement, originally dated as of August 1, 2007 (as amended and supplemented, the Telenet Credit Facility). On July 1, 2015, (i) the revolving credit facility under the Telenet Credit Facility was increased by €85.0 million ($94.1 million at the transaction date) (Facility X2) pursuant to Additional Facility X2 Accession Agreement among Telenet International Finance S.à.r.l. as Borrower, Telenet NV and Telenet International Finance S.à.r.l. as Guarantors, and (ii) a lender under the existing Facility S under the Telenet Credit Facility agreed to novate commitments of €10.0 million ($11.1 million at the transaction date) to a subsidiary of Telenet NV and enter into the new Facility X2, resulting in a total availability under Facility X2 of €95.0 million ($105.2 million at the transaction date). As a result of these transactions, the total commitments under Telenet’s revolving credit facilities now aggregate €607.9 million ($673.3 million at the transaction date). Facility X2 has the same terms as Facility X, as described in Liberty Global’s Current Report on Form 8-K filed on April 15, 2014.

The summary, terms, conditions and provisions of the Additional Facility X2 Accession Agreement are qualified in their entirety by the disclosure in this Current Report on Form 8-K and reference to the full text thereof, a copy of which is filed with this report as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

4.1
Telenet Additional Facility X2 Accession Agreement, dated July 1, 2015, among, inter alia, Telenet International Finance S.à.r.l. as Borrower, Telenet NV and Telenet International Finance S.à.r.l. as Guarantors, The Bank of Nova Scotia as Facility Agent, KBC Bank NV as Security Agent and the financial institutions listed therein as Additional Facility X2 Lenders, under the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, as amended and restated from time to time, among Telenet Bidco NV (now known as Telenet NV) as borrower, Toronto Dominion (Texas) LLC as facility agent, the parties listed therein as original guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as mandated lead arrangers, KBC Bank NV as security agent, and the financial institutions listed therein as initial original lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: July 8, 2015

Exhibit Index

Exhibit No.	Name

4.1
Telenet Additional Facility X2 Accession Agreement, dated July 1, 2015, among, inter alia, Telenet International Finance S.à.r.l. as Borrower, Telenet NV and Telenet International Finance S.à.r.l. as Guarantors, The Bank of Nova Scotia as Facility Agent, KBC Bank NV as Security Agent and the financial institutions listed therein as Additional Facility X2 Lenders, under the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, as amended and restated from time to time, among Telenet Bidco NV (now known as Telenet NV) as borrower, Toronto Dominion (Texas) LLC as facility agent, the parties listed therein as original guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as mandated lead arrangers, KBC Bank NV as security agent, and the financial institutions listed therein as initial original lenders.

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